Exhibit 99.1

MCEWEN MINING ANNOUNCES RECORD QUARTERLY PRODUCTION

AT EL GALLO MINE; Q2 2015 PRODUCTION RESULTS

TORONTO, ONTARIO - (July 15, 2015) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining” or the “Company”) is pleased to announce record quarterly production at the El Gallo Mine in Mexico of 17,325 gold equivalent ounces(1), 15% above guidance for the quarter. On a consolidated basis, gold production for the quarter was 39,164 gold equivalent ounces(1).

Highlights

•                  Record quarterly production at the El Gallo Mine of 17,325 gold equivalent ounces1.

•                  Total Q2 2015 production of 39,164 gold equivalent ounces1, an increase of 36% over Q2 2014.

•                  Year-to-date gold production of 72,598 gold equivalent ounces1, an increase of 24% over the first six months of 2014.

•                  Higher average processed gold grade at El Gallo Mine of 3.7 grams per tonne (gpt) vs. 3.2 gpt last quarter.

•                  Current cash and precious metals of $27.3 million2 vs. $17.3 million2 reported on May 11th, 2015.

•                  Full year production guidance maintained at 96,500 gold ounces and 3.1 million silver ounces.

•                  Inaugural semi-annual dividend distribution of $0.005 per share will be paid August 17th, 2015 to shareowners of record on July 31st, 2015, a current yield of 1.3% annualized.

El Gallo Mine, Mexico — Continued Strong Performance

Production in Q2 2015 was 15% above guidance due to higher gold grade and improved processing efficiencies. The gold grade processed in the quarter was 3.7 gpt, which is higher than the average resource grade at El Gallo, and we expect that over the next six months the grade will gradually return to approximately 2 gpt. Operational performance in 2015 has been strong, with production exceeding guidance in both Q1 and Q2 by 17% and 15% respectively (see Fig. 1). Guidance for Q3 remains at 8,000 gold ounces. Q3 production is typically lower due to the adverse impact of the annual summer rainy season on mining and heap leach efficiency. Our 2015 production guidance remains 50,000 gold ounces at an all-in sustaining cost (AISC) of $750 per gold equivalent ounce(2).

San José, Argentina (49%(3)) — Meeting Guidance, Higher Grade

Our attributable production from San José in Q2 2015 was 11,275 gold ounces and 792,344 silver ounces, or 21,839 gold equivalent ounces(1). Compared to Q2 2014, gold and silver production was up 5% and 8% respectively (see Fig. 2). The gold equivalent grade processed in the quarter was 12.7 gpt, which is somewhat higher than the long-run average grade of approximately 11.0 gpt gold equivalent.  Full year guidance for San José remains at 46,500 gold ounces and 3.1 million silver ounces at an all-in sustaining cost (AISC) of $1,225 per gold equivalent ounce(2).

McEwen Mining Inc.

Financial Results

Operating costs for Q2 2015 will be released with the Quarterly Financial Statements on August 10th, 2015.

Figure 1 — El Gallo Mine Production

Figure 2 — San José Mine (49%(3)) Production

Footnotes:

(1) ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)  All Dollar Amounts in United States Dollars, see Cautionary Note Regarding Non-GAAP Measures below.

(3)  The San José Mine is 49% owned by McEwen Mining and 51% owned and operated by Hochschild Mining.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of July 15, 2015 McEwen Mining has an aggregate of 300,530,174 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent number of Common Shares).

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, mine site exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-k for the year ended December 31, 2014.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining